UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/26/2011

Genesee & Wyoming Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31456

Delaware	06-0984624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

66 Field Point Road
Greenwich, CT 06830
(Address of principal executive offices, including zip code)

203-629-3722
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director

On July 26, 2011, the Board of Directors of Genesee & Wyoming Inc. (the "Company") elected Mr. Richard H. Allert as a Director. Mr. Allert will stand for reelection by the stockholders at the Company's 2012 Annual Meeting of Stockholders. Mr. Allert has not been appointed to serve on any Committee of the Board. Mr. Allert has been a director of the Company's Australian subsidiary, Genesee & Wyoming Australia Pty Ltd, since 2008.

Upon Mr. Allert's election to the Board, he was granted 1,175 shares of restricted stock units of the Company and became eligible to receive equity and cash compensation in accordance with previously adopted compensation arrangements for non-employee directors as disclosed in the Company's proxy statement filed with the Securities and Exchange Commission on April 15, 2011.

On July 29, 2011, the Company issued a press release announcing the election of Mr. Allert. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release announcing the election of Richard H. Allert to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

Date: July 29, 2011	By:	/s/ Allison M. Fergus
Allison M. Fergus
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release